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                                                                  EXHIBIT 99.1
FIRST UNION REAL ESTATE INVESTMENTS
------------------------------------------------------------------------------

AT THE COMPANY
Brenda J. Mixson
Chief Financial Officer
(212) 905-1104

FOR IMMEDIATE RELEASE

                    FIRST UNION ANNOUNCES LETTER OF INTENT
                FOR SIGNIFICANT ASSET SALE TO RADIANT PARTNERS

NEW YORK, NEW YORK, JUNE 21, 2000 --- FIRST UNION REAL ESTATE INVESTMENTS (NYSE: FUR) announced today that it has signed a non-binding (except in certain respects as noted below) letter of intent outlining the terms of a potential transaction involving the sale (and the assumption of certain liabilities) of a significant portion of First Union's real estate assets (the "Purchase Assets") to Radiant Partners, LLC, which currently administers and oversees the business and financial affairs of First Union and its affiliates and is owned and controlled by Daniel P. Friedman, David Schonberger, and Anne Zahner, each an executive officer of First Union. Mr. Friedman is also a trustee of First Union.

The potential transaction outlined in the letter of intent contemplates the sale of the Purchase Assets for approximately $205.0 million (approximately $79.9 million in cash and approximately $125.1 million in assumed mortgage debt). The assets to be purchased by Radiant Partners would include:

   -  55 Public Square Office Building - Cleveland, Ohio
   -  55 Public Square Garage - Cleveland, Ohio
   -  North Valley Tech Center - Thornton, Colorado
   -  Two Rivers Business Center - Clarksville, Tennessee
   -  Westgate Shopping Center  - Abilene, Texas
   -  Pecanland Mall - Monroe, Louisiana
   -  Huntington Garage - Cleveland, Ohio
   -  Long Street Garage - Columbus, Ohio
   -  Madison and Wells Garage - Chicago, Illinois
   -  Printers Alley Garage - Nashville, Tennessee
   -  5th and Marshall Garage - Richmond, Virginia,
   - Club Associates' note receivable, face amount of approximately $1.5 million
   - Ancillary assets including FF&E, and reserve and escrow accounts of the Purchase Assets
   - NOI from all of the Purchase Assets from June 1, 2000 less capital expenditures committed subsequent to May 9, 2000 further reduced by 66.6% of asset management fees paid to Radiant Partners, LLC from June 1, 2000 until the closing of the transaction


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First Union would retain ownership of the following assets:

  -   Unrestricted cash and Treasury bills
  -   Convertible preferred investment in HQ Global Workplaces
  -   Severance and prior trustees escrow account
  -   Park Plaza Mall - Little Rock, Arkansas
  -   Circle Tower - Indianapolis, Indiana
  -   Temple Mall 50% partnership interest and loan - Temple, Texas
  - VenTek International, Inc.- Petaluma, California subject to 20% contingent ownership to Radiant Partners
  -   Peachtree Mall legal claim

First Union will remain liable for the following obligations:

  - 8.2% convertible perpetual preferred shares; $33,725,000 approximate face amount
  -   8.875% Publicly-traded senior notes; $12,500,000 approximate face amount
  -   Dallas management office lease
  - Certain liabilities arising out of the Purchase Assets arising prior to June 1, 2000, except for certain potential liabilities of the Westgate Shopping Center
  -   Corporate expenses and liabilities not related to the Purchase Assets
  -   Property level mortgage debt on retained assets
  -   Other ordinary course liabilities

Radiant Partners would continue to manage First Union's remaining assets for $250,000 per year. Radiant would also receive, as an additional management fee, a 20% interest in VenTek International contingent upon First Union's release from various performance bonds and subject to First Union Management Inc.'s board approval. This interest will be subordinate to a $2.5 million line of credit the Company has made available to VenTek.

The letter of intent provides that if Radiant Partners obtains a mutually satisfactory mezzanine financing commitment of approximately $31.0 million for the transaction by July 5, 2000, First Union will not, for a period of 45 days thereafter, solicit or initiate any competing transaction proposals. During these 45 days, First Union and Radiant Partners expect to negotiate a definitive purchase and sale agreement while Radiant Partners concurrently secures equity financing. An affiliate of PaineWebber Real Estate Securities, Inc. has indicated a willingness to negotiate and issue the mezzanine commitment. UBS Warburg LLC and PaineWebber Incorporated are acting as financial advisors to Radiant. Also, both PaineWebber Incorporated and UBS Warburg LLC will serve as equity placement agents for Radiant. First Union is being advised by Lazard Freres & Co.

The letter of intent further provides that if, after a mutually satisfactory mezzanine commitment is obtained, First Union enters into a definitive agreement in connection with a competing transaction proposal with respect to at least $30.0 million of assets, First Union will reimburse Radiant Partners for certain of its reasonable fees and expenses, subject to a cap of $750,000.


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The letter of intent is not a definitive agreement with respect to the proposed transaction with Radiant Partners and there can be no assurance that a definitive agreement will be successfully negotiated, that Radiant Partners will obtain financing for the proposed transaction or that the proposed transaction will close after execution of a definitive agreement. In addition, the transaction will require shareholder approval.

A proforma March 31, 2000 balance sheet adjusted for this transaction as well as events subsequent to March 31 is attached as an exhibit.

A conference call to discuss the potential transaction will be held at 11:15 a.m. Eastern Time this morning. There will be a question and answer session moderated by Bill Ackman. All interested parties are welcome to participate in the conference call by dialing (212) 748-2220. Please refer to the password "First Union" conference call." There will be a taped replay of the conference call beginning at 2:00 p.m. eastern time today through Wednesday, June 28th at 5:00 p.m. Eastern Time. You may listen to this taped replay by dialing (913) 385-6780 and referring to PIN number 2180.

Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report filed by the Company with the SEC on Form 10K/A.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed stapled-stock real estate investment trust (REIT) headquartered in New York, New York.

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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                     Park                        Cash
                                                  March 31,         Sale of         Plaza       Westgate        from
                                                     2000          St. Cloud      Financing    Financing        Sale
                                                 --------------  --------------  ------------  -----------   -----------
ASSETS
Investment in real estate
     Land                                               53,028         (5,490)
     Building and improvements                         273,571        (30,126)
                                                 --------------  --------------  ------------  -----------   -----------
                                                       326,599        (35,616)
     Less - Accumulated depreciation                  (77,987)          14,637
                                                 --------------  --------------  ------------  -----------   -----------

          Total investment in real estate              248,612        (20,979)

Investment in joint venture                              1,758

     Mortgage loans and notes receivable                 2,712

  Other assets

     Cash and cash equivalents - unrestricted           14,262           1,946        41,400        7,300        77,600 (1)
                           - restricted                  5,031           (704)

     Accounts receivable and prepayments, net
       of allowances                                     7,886           (253)
     Investments                                        99,579
     Inventory                                           3,904
     Unamortized debt issue costs, net                   4,118         (2,409)           600          200
     Other                                               1,304
                                                 --------------  --------------  ------------  -----------   -----------
          Total assets                                 389,166        (22,399)        42,000        7,500        77,600
                                                 ==============  ==============  ============  ===========   ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
     Mortgage loans                                    193,616        (76,243)        42,000        7,500
     Notes payable                                      65,120
     Senior notes                                       12,538
     Accounts payable and accrued liabilities           24,039         (2,986)
     Deferred items                                      3,817           (966)
                                                 --------------  --------------  ------------  -----------   -----------
          Total liabilities                            299,130        (80,195)        42,000        7,500             -
                                                 --------------  --------------  ------------  -----------   -----------

Shareholder's equity
     Preferred shares of beneficial interest            31,737
     Shares of beneficial interest                      42,472
     Additional paid in capital                        218,167
     Undistributed loss from operations              (202,338)          57,796                                   77,600 (1)
     Deferred compensation                                 (2)
                                                 --------------  --------------  ------------  -----------   -----------
          Total shareholder's equity                    90,036          57,796             -            -        77,600
                                                 --------------  --------------  ------------  -----------   -----------
          Total liabilities and shareholder's
          equity                                       389,166        (22,399)        42,000        7,500        77,600
                                                 ==============  ==============  ============  ===========   ===========

                                                                                   March 31,
                                                     Sale of         Other           2000
                                                   Properties     Adjustments      Pro Forma
                                                   -----------    -----------    --------------
ASSETS
Investment in real estate
     Land                                            (40,653)                            6,885
     Building and improvements                      (180,878)                           62,567
                                                   -----------    -----------    --------------
                                                    (221,531)                           69,452
     Less - Accumulated depreciation                   56,545                          (6,805)
                                                   -----------    -----------    --------------

          Total investment in real estate           (164,986)                           62,647  (4)

Investment in joint venture                                 -                            1,758

     Mortgage loans and notes receivable              (1,512)                            1,200

  Other assets

     Cash and cash equivalents - unrestricted         (2,905)  (3)   (35,000) (2)      104,606
                           - restricted               (2,895)                            1,432  (5)
     Accounts receivable and prepayments, net
       of allowances                                     (43)                            7,590
     Investments                                            -        110,000  (2)      209,579
     Inventory                                              -                            3,904
     Unamortized debt issue costs, net                (1,571)                              938
     Other                                                  -                            1,304
                                                   -----------    -----------    --------------
          Total assets                              (173,912)         75,000           394,955
                                                   ===========    ===========    ==============

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
     Mortgage loans                                 (124,873)                           42,000
     Notes payable                                          -         75,000  (2)      140,120
     Senior notes                                           -                           12,538
     Accounts payable and accrued liabilities               -                           21,053
     Deferred items                                   (2,380)                              471
                                                   -----------    -----------    --------------
          Total liabilities                         (127,253)         75,000           216,182
                                                   -----------    -----------    --------------

Shareholder's equity
     Preferred shares of beneficial interest                -                           31,737
     Shares of beneficial interest                          -                           42,472
     Additional paid in capital                             -                          218,167
     Undistributed loss from operations              (46,659)                        (113,601)
     Deferred compensation                                  -                              (2)
                                                   -----------    -----------    --------------
          Total shareholder's equity                 (46,659)              -           178,773
                                                   -----------    -----------    --------------
          Total liabilities and shareholder's
          equity                                     (173,912)        75,000           394,955
                                                   ===========    ===========    ==============


1) Will receive $79.6 million from sale, assumed $2 million spent on expenses related to sale

2) Used $35 million from Park Plaza financing and an additional $75 million in reverse repos to purchase a $10 million investment in HQ Holdings and an additional $100 million Treasury Bill

3) The $2.9 million consists of $2.4 million in cash for construction for the Richmond Garage and $.5 million of proceeds from outparcel sale at Pecanland Mall.

4) The balance consists of fixed assets at Circle Tower of $2.184 million and at Park Plaza of $60.463 million.

5) The balance of this account consists of a severanc escrow account.